Exhibit 99.1

CERTIFICATION OF PERIODIC REPORT

 I, Robert Waters, President and Chief Executive
Officer of Precise Life Sciences Ltd., a Nevada Corporation (the "Company"), certify, pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, 18 U.S.C.
Section 1350, that:

 (1) the Amended Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d));

 and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

 Dated: May 21, 2003

/s/ Robert Waters
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Robert Waters
President and Chief Executive Officer